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                                                       Exhibit 23


Consent of Independent Accountants




The Board of Directors and Shareholders
  of The Advest Group, Inc.:


We consent to the incorporation by reference in the registration statements of The Advest Group, Inc. and Subsidiaries on Form S-8 (File No. 2-92868) concerning its 1983 Incentive Stock Option Plan, Form S-8 (File No. 33-17674) concerning its 1986 Incentive Stock Option Plan, Form S-8 (File No. 33-72042) concerning its Advest Thrift Plan and Form S-8 (File No. 33-56275) concerning its 1995 Equity Plan, Form S-8 (File No. 333-00797) concerning its Executive Officier 1996 Restricted Stock and Stock Option Agreement and Form S-8 (File No. 333-17711) concerning its Key Professionals Equity Plan, 1996 Executive Equity Plan, 1997 Executive Equity Plan and 1997 Equity Plan,of our reports dated October 23, 1996, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. and Subsidiaries as of September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.






                          /s/COOPERS & LYBRAND L.L.P.







Hartford, Connecticut
December 20, 1996

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